Exhibit 32.1

SECTION 1350 CERTIFICATIONS
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Orion Marine Group, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, J. Michael Pearson and Mark R. Stauffer, Chief Executive Officer and Chief Financial Officer , respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	T he Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ J. Michael Pearson
May 10, 2010	J. Michael Pearson
President and Chief Executive Officer

By:	/s/ Mark R. Stauffer
May 10, 2010	Mark R. Stauffer
Executive Vice President and Chief Financial Officer